Contact:	Jim Davidson	Tony Pordon
	Executive Vice President – Finance	Senior Vice-President
201-325-3303
	jdavidson@unitedauto.com	248-648-2540
	—	tpordon@unitedauto.com

FOR IMMEDIATE RELEASE

UNITEDAUTO INCREASES QUARTERLY DIVIDEND TO $0.12 PER SHARE

BLOOMFIELD HILLS, MI, October 19, 2005 – United Auto Group, Inc. (NYSE:UAG), a FORTUNE 500 automotive specialty retailer, today announced that its Board of Directors has approved a quarterly dividend of $0.12 per share payable on December 1, 2005, to shareholders of record on November 10, 2005.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 145 franchises in the United States and 95 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties, which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2004, and its other filings with the Securities and Exchange Commission and which are incorporated into this press release by reference. This press release speaks only as of its date, and UnitedAuto disclaims any duty to update the information herein.

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